UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2018

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2018, American International Group, Inc. (“AIG”) entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Venus Holdings Limited, a wholly owned subsidiary of AIG (“Merger Sub”) and Validus Holdings, Ltd. (“Validus”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Validus in accordance with the Bermuda Companies Act (the “Merger”), with Validus surviving the Merger as a wholly owned subsidiary of AIG (such entity, the “Surviving Company”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding common share, par value $0.175 per share, of Validus, other than shares that are owned by AIG or any of its subsidiaries or that are subject to any Company Award (as defined in the Merger Agreement), will be converted into the right to receive $68.00 in cash (the “Merger Consideration”). Each issued and outstanding series A preferred share, par value $0.175 per share, of Validus, will remain issued and outstanding as a “Series A Preferred Share” of the Surviving Company and each series B preferred share, par value $0.175 per share, of Validus, will remain issued and outstanding as a “Series B Preferred Share” of the Surviving Company, in each case as described further in the Merger Agreement.

At the Effective Time, a pro rata portion of each outstanding share of restricted stock, restricted stock unit and performance stock unit of Validus will, subject to certain exceptions, vest based on the portion of the applicable vesting period elapsed through the Effective Time (with the number of performance stock units vesting determined based on the target performance level), and, along with each director stock unit, will be canceled and entitled to receive the Merger Consideration. Subject to certain exceptions, the remaining unvested portion of each such outstanding share of restricted stock, restricted stock unit and performance stock unit will, at the Effective Time, be canceled, assumed by AIG and converted into an award of AIG restricted stock or restricted stock units (with the number of performance stock units determined based on the target level). Such assumed and converted awards will remain subject to the service-vesting requirements and other terms as in effect immediately prior to the Effective Time (other than performance stock units, which will be subject solely to service-vesting requirements and will no longer be subject to any further performance-based vesting requirements).

Each of the boards of directors of AIG and Validus has approved the Merger Agreement and the Merger. Validus’ board of directors has also approved an amendment to Validus’ bye-laws that would reduce the shareholder vote required to approve a merger with another company (including the Merger) from the affirmative vote of three-fourths of the votes cast at a general meeting of the shareholders to a simple majority (the “Bye-Law Amendment”), and recommended that Validus’ shareholders approve the Bye-Law Amendment at a special meeting of Validus’ shareholders to be called and held pursuant to the Merger Agreement to vote upon the approval and adoption of the Bye-Law Amendment, the Merger Agreement, a statutory merger agreement among AIG, Merger Sub and Validus in the form attached to the Merger Agreement (the “Statutory Merger Agreement”) and the Merger (the “Company Shareholder Meeting”). If the Bye-Law Amendment is approved by Validus’ shareholders by the affirmative vote of a majority of the votes cast at the Company Shareholder Meeting, then Validus must obtain approval of at least a majority of the votes cast at the Company Shareholder Meeting to approve and adopt the Merger Agreement, the Statutory Merger Agreement and the Merger; if the Bye-Law Amendment is not approved by Validus’ shareholders, then Validus must obtain approval of at least three-fourths of the votes cast at the Company Shareholder Meeting to approve and adopt the Merger Agreement, the Statutory Merger Agreement and the Merger (as applicable, the “Validus Shareholder Approval”).

Each of the parties has made customary representations and warranties in the Merger Agreement and agreed to certain covenants and agreements. Validus has agreed, subject to certain exceptions, to conduct its business in all material respects in the ordinary course of business consistent with past practice between the date of the Merger Agreement and the consummation of the Merger and that Validus will not engage in certain kinds of transactions during such period. Validus also covenants (1) to cause a stockholder meeting to be held to obtain the Validus Shareholder Approval, (2) to not solicit, enter into discussions concerning, or provide confidential information in connection with, alternative transactions, subject to a customary “fiduciary out” provision that allows Validus under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that Validus’ board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a “superior proposal” and (3) subject to certain exceptions, that its board of directors will recommend that the stockholders of Validus vote in favor of the approval of the Merger Agreement. However, Validus’ board of directors may, subject to certain procedural requirements set forth in the Merger Agreement, change its recommendation to Validus shareholders to approve the Merger in response to (i) a “superior proposal”, if the board of directors of Validus has determined, after consultation with Validus’ financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law or (ii) a material “intervening event” that first arises or becomes known to the board after the execution of the Merger Agreement and prior to receipt of the Validus Shareholder Approval, if the board of directors of Validus has determined in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

Consummation of the Merger is subject to customary closing conditions, including, among others, (1) the Validus Shareholder Approval having been obtained, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain regulatory approvals (the “Required Approvals”), including approval of the Bermuda Monetary Authority, the New Hampshire Department of Insurance, the Prudential Regulatory Authority, Lloyd’s, the Texas Department of Insurance and the Swiss Financial Market Supervisory Authority, (3) the absence of any injunction, judgment or ruling of a governmental authority enjoining, restraining or otherwise prohibiting the Merger and (4) subject to specified materiality standards, the accuracy of the representations and warranties of, and performance of all covenants by, the parties as set forth in the Merger Agreement. In addition, AIG’s and Merger Sub’s obligation to consummate the Merger is conditioned on the receipt of the Required Approvals without the imposition of a Parent Burdensome Condition (as defined in the Merger Agreement).

The Merger Agreement also provides certain termination rights for both AIG and Validus, and further provides that upon termination of the Merger Agreement, in certain circumstances, Validus will be required to pay AIG a termination fee of $162,000,000. Circumstances in which this termination fee is required to be paid include if the Merger Agreement is terminated by Validus because it enters into an alternative transaction agreement with respect to a “superior proposal” prior to the approval by Validus shareholders having been obtained, or by AIG as a result of Validus’ board of directors making an “adverse recommendation change” regarding its recommendation to Validus shareholders with respect to the Merger prior to the approval by Validus shareholders having been obtained.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Validus, AIG or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the Securities and Exchange Commission. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Validus’ or AIG’s public disclosures.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

AIG is furnishing the Investor Presentation, dated January 22, 2018, attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Investor Presentation”), which will be presented during the Company’s investor call on January 22, 2018. The Investor Presentation will also be available on the Company’s website at www.aig.com.

Section 8 — Other Events

Item 8.01. Other Events.

On January 22, 2018, Validus and AIG issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, by and among American International Group, Inc., Venus Holdings Limited and Validus Holdings, Ltd., dated January 21, 2018.

99.1	Investor Presentation dated January 22, 2018 (furnished and not filed for purposes of Item 7.01)

99.2	Press release issued by American International Group, Inc. and Validus Holdings, Ltd., dated January 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: January 22, 2018	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III Title: Associate General Counsel and Assistant Secretary